Exhibit 1.1

Donnelley Financial Solutions, Inc.

6,242,802 Shares

Common Stock

($0.01 par value)

UNDERWRITING AGREEMENT

Underwriting Agreement

, 2017

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

listed on Schedule I-B hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Introductory. The several selling stockholders named in Schedule II hereto (collectively, in such capacity, the “Selling Stockholders”) propose, severally and not jointly, to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (collectively, the “Representatives”) are acting as representatives, 6,242,802 shares of common stock, par value $0.01 per share, of Donnelley Financial Solutions, Inc. (the “Common Stock”), a corporation organized under the laws of the State of Delaware (the “Company”) (said shares, the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to [936,420] additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 18 hereof.

On the date hereof, R.R. Donnelley & Sons Company, a corporation organized under the laws of the State of Delaware (the “R.R. Donnelley”) has entered into an exchange agreement (the “Exchange Agreement”) with the Underwriters or their affiliates (in such capacity, the “Exchange Parties”), whereby R.R. Donnelley has agreed to transfer (the “Debt-for Equity Exchange”) to the Exchange Parties the Underwritten Securities in exchange for the cancellation of certain indebtedness of R.R. Donnelley (the “R.R. Donnelley Debt Obligations”) held by the Exchange Parties. The Selling Stockholders will acquire the Underwritten Securities from the Exchange Parties.

1.	Representations and Warranties.

(i) The Company represents and warrants to each Underwriter that:

(a) Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (file number 333-216933) on Form S-1, including a related preliminary prospectus, for registration under the Securities Act of 1933, as amended (the “Act”), of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to [ ] [a.m./p.m.] (Eastern Time) on the date of this Agreement (the “Applicable Time”), has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to the Representatives. The Company will file with the Commission a final prospectus in accordance with Rule 424(b) of the Act. Such final prospectus, at the time of the filing thereof, shall conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities has been initiated or to the Company’s knowledge threatened by the Commission.

(b) No Material Misstatement or Omission in the Registration Statement or Prospectus. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) under the Act and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) under the Act and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives or by or on behalf of any Selling Stockholder, in each case, specifically for use in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof and that the only such information furnished by any Selling Stockholder consists of the information (i) relating to the Debt-for Equity Exchange and (ii) described as such in Section 8(b) hereof.

(c) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) each issuer free writing prospectus as defined in Rule 433 under the Act (an “Issuer Free Writing Prospectus”), if any, identified in Schedule III hereto and (iii) any other writings that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The Disclosure Package, as of the Applicable Time, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or by any Selling Stockholder, in each case, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof and that the only such information furnished by any Selling Stockholder consists of the information (i) relating to the Debt-for Equity Exchange and (ii) described as such in Section 8(b) hereof.

(d) Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or by any Selling Stockholder, in each case, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof and that the only such information furnished by any Selling Stockholder consists of the information (i) relating to the Debt-for Equity Exchange and (ii) described as such in Section 8(b) hereof.

(e) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule III hereto.

(f) Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)) the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act).

(g) No Applicable Registration or Other Similar Rights. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the Exchange Act or other applicable law, it being understood and agreed that any action of the Representatives, the Selling Stockholders, the Underwriters or their Affiliates (as defined in Rule 501(b) of Regulation D under the Act) or any person acting on their behalf shall not constitute an action by the Company.

(i) Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) any loss or interference with its business which is material to the Company and its subsidiaries considered as one enterprise from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or described in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto); and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, otherwise than as set forth or described in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has not been (i) any change in the capital stock (other than issuances of common stock pursuant to existing employee benefit or stock option plans, repurchases by the Company of its common stock in the ordinary course of business or conversions of outstanding convertible securities) or long-term debt (other than changes as a result of maturities, borrowings and repayments under credit facilities), sinking fund payments, amortization of debt discount or currency fluctuations) of the Company or any of its subsidiaries or (ii) any material adverse change, or any development which would reasonably be expected to result in a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Change”).

(j) Incorporation and Good Standing of the Company and its Significant Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction where the character of the business conducted by it or the location of the property owned by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Change. The significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Commission) of the Company are identified on Schedule V hereto (the “Significant Subsidiaries”). Each subsidiary of the Company has been duly organized, is validly existing and, to the extent applicable, is in good standing under the laws of the state or jurisdiction of its organization, and each has the power and authority under such laws to own, lease and operate its properties and to conduct its business, and is duly qualified as a foreign entity to transact business and, to the extent applicable, is in good standing in each jurisdiction where the character of the business conducted by it or the location of the property owned by it makes such qualification necessary, except where the failure to be so organized, existing, in good standing or qualified would not reasonably be expected to result in a Material Adverse Change.

(k) Capitalization and Other Capital Stock Matters. The Company’s authorized and outstanding capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization”, and all of the issued shares of capital stock or other equity interests of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights. The Option Securities have been duly and validly authorized and, when issued and delivered against payment thereof as provided herein, will be duly and validly issued and fully paid and non-assessable and will not be subject to any pre-emptive or similar rights. The Company, directly or indirectly, owns all of the issued and outstanding voting securities of each of its subsidiaries, in each case free and clear of any liens, encumbrances and claims, except for (i) liens existing pursuant to or in connection with indebtedness incurred pursuant to the Company’s credit agreement, dated as of September 30, 2016, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Credit Agreement”), (ii) permitted liens under the Existing Credit Agreement or that certain indenture, dated as of September 30, 2016, by and among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Existing Indenture”) and (iii) liens, encumbrances and claims that would not be reasonably expected to result in a Material Adverse Change.

(l) Description of the Securities. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus.

(m) Non-Contravention of Existing Instruments; No Further Authorization or Approvals. The execution, delivery and performance of this Agreement by the Company and consummation of the transactions contemplated hereby and by the Registration Statement, the Disclosure Package and the Prospectus (i) will not result in any violation of the provisions of the charter, bylaws or other organizational document of, the Company or any of its Significant Subsidiaries, (ii) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for conflicts, breaches, defaults, liens, charges and encumbrances that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change) and (iii) will not result in any violation of any statute, order, rule or regulation applicable to the Company or any of its subsidiaries of any court or of any Federal, state or other regulatory authority or other governmental body having jurisdiction over the Company or any of its subsidiaries (except for violations that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change). No authorization, approval, consent, registration, qualification or order of or with any court or any such regulatory authority or other governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or consummation of the transactions contemplated hereby and by the Registration Statement, the Disclosure Package and the Prospectus, except such consents, approvals, authorizations, registrations or qualifications that have been, or will have been by the Closing Date, obtained or made or as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(n) No Material Actions or Proceedings. Except as set forth or described in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits or proceedings before or by any court or governmental agency or body, domestic or foreign, pending or, to the knowledge of the Company, threatened against or, to the knowledge of the Company, affecting the Company or any of its subsidiaries which are, individually or in the aggregate, reasonably expected to result in a Material Adverse Change, or which are reasonably expected to materially and adversely affect the consummation by the Company of the transactions contemplated by this Agreement.

(o) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p) Independent Registered Public Accounting Firm. Deloitte & Touche LLP, who have reported upon the audited financial statements and schedules included in the Registration Statement, the Disclosure Package and the Prospectus, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(q) Preparation of Financial Statements. The consolidated financial statements included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries, as of the dates indicated, and the corresponding consolidated results of the operations and cash flows for the periods specified. Such financial statements (except as disclosed in the notes thereto or otherwise stated therein) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. The financial statement schedules, if any, included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein. The summary financial data and selected financial data included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma financial information and the related notes thereto included in each of the Registration Statement, the Disclosure Package and

the Prospectus has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and, to the extent such assumptions are material to an understanding of such pro forma financial information, are set forth in each of the Registration Statement, the Disclosure Package and the Prospectus.

(r) Compliance with Agreements. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter, by-laws or other organizational documents nor is the Company or any of its Significant Subsidiaries in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than defaults (considered in the aggregate) which do not have, or which would not reasonably be expected to result in a Material Adverse Change.

(s) No Further Authorizations or Approvals Required. The Company and its subsidiaries possess adequate certificates, authorities, licenses or permits issued by the appropriate Federal, state or foreign regulatory agencies or bodies necessary to conduct the business to be operated by them as contemplated by the Registration Statement, the Disclosure Package and the Prospectus, with such exceptions as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, with such exceptions as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(t) Company Not an “Investment Company”. The Company is not, and, after giving effect to the offering and sale of the Option Securities as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(u) No Restrictions on Dividends. Except as set forth or described in the Registration Statement, the Disclosure Package and the Prospectus (including pursuant to the Existing Credit Agreement and the Existing Indenture and the documents executed in connection therewith), no Significant Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other Significant Subsidiary.

(v) Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental

Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus or as may not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(w) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, the UK Bribery Act or any other similar anti-bribery or anti-corruption law applicable to the Company or any of its subsidiaries as a result of their business activities, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the UK Bribery Act or any other similar anti-bribery or anti-corruption law applicable to the Company or any of its subsidiaries as a result of their business activities; and since January 1, 2012, the Company and its subsidiaries and, to the knowledge of the Company, its controlled Affiliates have conducted their business in compliance with the FCPA, the UK Bribery Act and in all material respects, other similar anti-bribery and anti-corruption laws applicable to the Company and its subsidiaries as a result of their business activities and, maintain policies and procedures designed to provide for, and which are reasonably expected to provide for, compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“UK Bribery Act” means the Bribery Act 2010 of the United Kingdom, as amended, and the rules and regulations thereunder.

(x) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y) Sanctions. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled Affiliate of the Company or any of its subsidiaries is currently targeted by any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the target of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the target of Sanctions, or is in Cuba, Iran, Libya, North Korea, Sudan, Syria or in any other country or territory, that, at the time of such funding or facilitation, is the target of Sanctions, or (ii) in any manner that will result in a violation by any person (including by any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(z) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as currently conducted; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

(aa) Title to Properties. The Company and each of its subsidiaries have good title to all the material properties and assets reflected as owned in the financial statements referred to in Section 1(q) hereof (or elsewhere in the Registration Statement, the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, other than Permitted Liens (as defined in the Existing Credit Agreement or the Existing Indenture), security interests, mortgages, liens, encumbrances, equities, claims and other defects existing pursuant to the Existing Credit Agreement, and except as would not reasonably be expected to result in a Material Adverse Change. Except as would not reasonably be expected to result in a Material Adverse Change, the real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(bb) Insurance. Each of the Company and its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed by the Company to be reasonably adequate and customary for their businesses. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

(cc) Company’s Accounting System. The Company and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, that are applicable to them and are expected to comply with Rule 13a-15 under the Exchange Act at the time such compliance is required.

(dd) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are effective.

(ee) Compliance with Labor Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries, and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries, and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(ff) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Registration Statement, the Disclosure Package and the Prospectus. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of their respective family members that violate the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith.

(ii) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

(a)	No Adverse Claim. Immediately prior to the Closing Date, such Selling Stockholder will be the record and beneficial owner of the Underwritten Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and will have duly endorsed such Underwritten Securities in blank, and has full power and authority to sell its interest in the Underwritten Securities, and, assuming that each Underwriter acquires its interest in the Underwritten Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Underwritten Securities delivered on the Closing Date to The Depository Trust Company (“DTC”) or other securities intermediary by making payment therefor as provided herein, and that has had such Underwritten Securities credited to the securities account or accounts of such Underwriters maintained with DTC or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Underwritten Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b)	Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the Exchange Act or other applicable law.

(c)	Absence of Further Requirements. No authorization, approval, consent, registration, qualification or order of or with any court or any regulatory authority or other governmental agency or body is required for the execution, delivery and performance of this Agreement by such Selling Stockholder, except such consents, approvals, authorizations, registrations or qualifications that have been obtained or made.

(d)

Absence of Defaults and Conflicts Resulting from Transaction. Neither (x) the sale by such Selling Stockholder of such Underwritten Securities held by it to the Underwriters on the Closing Date nor (y) the execution, delivery and performance of this Agreement will result in a breach of any terms and provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party or by which it is bound, (B) such Selling Stockholder’s organizational documents, or (C) any statute, order, rule or regulation applicable to it of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over it or any of its properties, except, in the case of clauses (A) and (C), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder or materially adversely affect the ability of such Selling Stockholder to perform its obligations hereunder.

(e)	No Material Misstatements or Omissions. In respect of any statements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof (which information is described in Section 8(b) hereof), each Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(c) and (i)(d) of this Section.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, on the Closing Date, each Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter the amount of Underwritten Securities set forth opposite such Selling Stockholder’s name in Schedule II hereto, and each Underwriter, severally and not jointly, agrees to purchase from such Selling Stockholder, at a purchase price of $[            ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [936,420] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date and, unless the Company otherwise agrees in writing, shall be no earlier than three or later than ten business days after the date of such notice. The maximum number of Option Securities to be sold by the Company is [936,420]. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day immediately preceding the Closing Date) shall be made at 10:00 A.M., New York City time, on [            ], 2017, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities being sold by the Selling Stockholder to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The Selling Stockholders shall be responsible to pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Stockholders and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third business day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (such date and time of delivery and payment for the Securities being herein called the “Optional Closing Date”), which date shall be no earlier than three business days after the date of the notice provided for in Section 2(b) hereof (unless such notice is delivered two business days prior to the Closing Date, in which case the Option Securities will be delivered on the Closing Date), for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

The Company agrees with each Underwriter that:

(a) Filing of Amendments and Supplements. Prior to the termination of the offering of the Securities contemplated by this Agreement by the Underwriters, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives a copy for their review and reasonable comment prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act within the time period prescribed. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) under the Act or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities contemplated by this Agreement by the Underwriters, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to use its commercially reasonable efforts to obtain as soon as reasonably practicable the withdrawal of such stop order or relief from such occurrence, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as reasonably practicable.

(b) Notification of Disclosure Updates Before Filing a Prospectus. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) under the Act, any event occurs as a result of which the Disclosure Package would contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, the Company will (i) promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) as promptly as reasonably practicable, amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c) Notification of Disclosure Updates When a Prospectus is Required. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act) in connection with the offering of the Securities contemplated by this Agreement by the Underwriters, any event occurs as a result of which the Prospectus as then supplemented would contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, at such time not misleading, or if it shall be

-necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) promptly notify the Representatives of any such event; (ii) as promptly as reasonably practical, prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

(d) Delivery of Earnings Statement. As soon as practicable after the date that is 12 months after the date of the effectiveness of the Registration Statement, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 under the Act).

(e) Copies of Registration Statement, the Preliminary Prospectus and the Prospectus. The Company will furnish to the Representatives and each other Underwriter, without charge, copies of the Registration Statement (including financial statements and schedules, but excluding all documents or exhibits incorporated by reference therein that are available on the Commission’s EDGAR system) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act) in connection with the offering of the Securities contemplated by this Agreement by the Underwriters, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) Qualification of Securities. The Company will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Underwriters may reasonably request, and in any foreign jurisdiction mutually agreeable to the Company and the Selling Stockholders, and the Company will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or general service of process in suits in any jurisdiction where it is not then so subject or conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) Company Lock-Up. The Company will not for a period of 90 days after the date of this Agreement, without the prior written consent of the Representatives, offer, pledge, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any controlled Affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, or announce the offering or other sale or disposition of, any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock; provided, however, that (x) the Company may issue or sell Common Stock pursuant to any stock incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Applicable Time and disclosed in the Disclosure Package and the Prospectus or any supplement thereto; (y) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of options or warrants outstanding at the Applicable Time; and (z) the Company may offer, pledge, sell or contract to sell, or otherwise dispose of, Common Stock in connection with acquisitions, consolidations, mergers, other business combination transactions or joint ventures; provided that (I) any issuance of Common Stock occurring during such 90-day period pursuant to this subclause (z) shall not exceed 10% of the aggregate shares of Common Stock of the Company then outstanding and (II) all recipients of any such Common Stock issued during such 90-day period pursuant to this subclause (z) shall furnish to the Representatives a letter substantially in the form of Exhibit A hereto (it being understood that the limitations therein shall apply only for the remainder of such 90-day period).

(h) No Manipulation. The Company will not take, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the Exchange Act or other applicable law.

(i) Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction of each Preliminary Prospectus or the Prospectus and each amendment or supplement to either of them; (ii) the reasonable costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements and schedules, but excluding all documents or exhibits incorporated by reference therein that are made available on the Commission’s EDGAR system), each Issuer Free Writing Prospectus, each Preliminary Prospectus, the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and this Agreement; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or other issuance or transfer taxes or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the original issuance and sale of the Securities; (iv) the cost of printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) the transportation and other expenses incurred by or on behalf of the Company and its representatives in connection with presentations to prospective purchasers of the Securities; (vii) the fees and expenses of the Company and its subsidiaries’ accountants and the fees and expenses of their counsel (including local and special counsel); (viii) all fees, filing fees incident to, costs and expenses, including reasonable fees and disbursements of counsel to the Underwriters in connection with the review by FINRA, if any, of the terms of the sale of the Securities (provided that the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with this subsection (viii) and subsection (v) to be paid or caused to be paid by the Company shall not exceed $20,000) and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make. It is further understood that the Exchange Parties will pay all of their own costs and expenses except as otherwise provided in the Stockholder and Registration Rights Agreement, dated as of September 14, 2016, between the Company and R.R. Donnelley.

(j) No Issuer Free Writing Prospectus. The Company agrees that, unless it has or shall have obtained, as the case may be, the prior written consent of the Representatives, and each Underwriter and each Selling Stockholder, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6. Conditions to the Obligations of the Underwriters.

(i) The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein at the Applicable Time, the Closing Date and any settlement date pursuant to Section 3 hereof (subject to all materiality and other qualifications contained therein), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and, in the case of each of the Underwritten Securities and the Option Securities, as the case may be, to the following additional conditions:

(a) The Prospectus, and any supplement thereto, shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) Sullivan & Cromwell LLP, counsel for the Company, shall have furnished on the Closing Date and any Optional Closing Date, as the case may be, to the Representatives its opinion and letter, dated the Closing Date or Optional Closing Date, as applicable, and addressed to the Representatives, substantially to the effect set forth in Exhibits B and C hereto.

(c) The Representatives shall have received on the Closing Date and any Optional Closing Date, as the case may be, from Cahill Gordon & Reindel llp, counsel for the Underwriters, an opinion (or opinions) and negative assurance letter, dated the Closing Date or Optional Closing Date, as applicable, and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (as amended or supplemented at the Closing Date or Optional Closing Date, as applicable) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished on the Closing Date and any Optional Closing Date, as the case may be, to the Representatives a certificate of the Company, signed by the chief executive officer or executive vice president and any of the chief financial officer, the treasurer and the principal accounting officer of the Company, dated the Closing Date or Optional Closing Date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, any amendment or supplement thereto and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or Optional Closing Date, as applicable, with the same effect as if made on the Closing Date or Optional Closing Date, as applicable (subject to all materiality and other qualifications contained therein), and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or Optional Closing Date, as applicable;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no event or occurrence that would reasonably be expected to result in a Material Adverse Change.

(e) On the date hereof, the Representatives shall have requested and the Company shall have caused Deloitte & Touche LLP to furnish to the Representatives and R.R. Donnelley comfort letters, dated the date hereof and addressed to the Representatives and R.R. Donnelley, in form and substance reasonably satisfactory to the Representatives, covering the financial information in the Disclosure Package and other customary information.

(f) On the Closing Date and any Optional Closing Date, as the case may be, the Representatives and R.R. Donnelley shall have received from Deloitte & Touche LLP, bringdown comfort letters dated such date and addressed to the Representatives and R.R. Donnelley, in form and substance reasonably satisfactory to the Representatives and R.R. Donnelley, as the case may be, to the effect that they reaffirm the statements made in the letters furnished by them pursuant to subsection (e) of this Section 6, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Optional Closing Date, as the case may be.

(g) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (e) and (f) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, results of operations, business operations, assets or liabilities of the Company and its subsidiaries, taken as a whole, except as set forth or described in by the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(h) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date and any Optional Closing Date, as the case may be, each of the Company and (in the case of the Closing Date) the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j) At the Applicable Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer, director and stockholder of the Company set forth on Schedule IV addressed to the Representatives.

(k) On the Closing Date, the representations and warranties of the Selling Stockholders in this Agreement shall be true and correct with the same effect as if made on the Closing Date (subject to all materiality and other qualifications contained therein), and the Selling Stockholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

Any certificate signed by an officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the closing of the offering of the Securities shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter set forth therein.

(ii) The obligations of the Selling Stockholders to sell the Underwritten Securities will be subject to the consummation of the Debt-for-Equity Exchange pursuant to the terms and conditions of the Exchange Agreement and receipt by the Selling Stockholders of the Underwritten Securities from the Exchange Parties.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, on the Closing Date or Optional Closing Date, as applicable.

7. Reimbursement of Underwriters’ Expenses.

If the sale of the Securities provided for herein is not consummated (i) because any condition to the obligations of the Underwriters set forth in Section 6 hereof to be performed by the Company is not satisfied, (ii) because of any termination pursuant to Section 10(i) or (iii) because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters or any of the Selling Stockholders, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless each Underwriter and each Selling Stockholder, the affiliates who participated or are alleged to have participated in the distribution of the Securities, the directors, officers, employees and agents of each Underwriter or each Selling Stockholder and each person who controls any Underwriter or any Selling Stockholder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any electronic road show (when taken together with the Disclosure Package), the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives or by any Selling Stockholder, in each case, expressly for use in the Registration Statement, any Free Writing Prospectus, any electronic road show, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof and that the only information furnished by any Selling Stockholder consists of the information (i) relating to the Debt-for Equity Exchange and (ii) described as such in Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the affiliates who participated or are alleged to have participated in the distribution of the Securities, directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to the description of the Debt-for Equity Exchange, the name of such Selling Stockholder and the number of Securities offered by such Selling Stockholder in the Preliminary Prospectus and the Prospectus. This indemnity agreement will be in addition to any liability which such Selling Stockholder may otherwise have.

(c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each Selling Stockholder, the directors, officers, employees and agents and each person who controls the Company or any of the Selling Stockholders within the meaning of the either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Free Writing Prospectus, any electronic road show, the Disclosure Package or the Prospectus (or in any amendment or supplement thereto) for inclusion therein. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Stockholders acknowledge that the statements set forth in the [[•] sentence under the heading “Underwriting”] in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by any Underwriter through the Representatives for inclusion in the Registration Statement, any Free Writing Prospectus, any electronic road show, the Preliminary Prospectus, the Disclosure Package or the Prospectus (or in any amendment or supplement thereto) that is covered by the indemnity in the first sentence of this paragraph.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one firm of separate counsel (including one firm of local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(e) In the event that the indemnity provided in paragraphs (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriter relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, each of the Selling Stockholders and each of the Underwriters in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions in each case set forth on the cover of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, by the Selling Stockholders or by the Underwriters, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer, director, employee or agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e). The Underwriters’ obligation to contribute pursuant to this paragraph (e) are several, in proportion to their respective purchase obligations as set forth on Schedule I hereto and not joint.

(f) The liability of any Selling Stockholder under the indemnity and contribution agreements contained in this Section 8 shall not exceed the product of the number of Securities sold by such Selling Stockholder to the Underwriters and the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters.

9. Default of One or More of the Several Underwriters.

If, on the Closing Date, all of the conditions set forth in Section 6 have been satisfied and any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule I bears to the aggregate amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, all of the conditions set forth in Section 6 have been satisfied and any one or more of the Underwriters shall fail or refuse to purchase Securities and the amount of Securities with respect to which such default occurs exceeds 10% of the amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives, the Selling Stockholders and the Company for the purchase of such Securities are not made within 48 hours after such default or such longer period as specified in the next sentence, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5(i), Section 8 and in Section 15 shall at all times be effective and shall survive such termination. In any such case any of the Representatives, the Selling Stockholders or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Termination of this Agreement.

This Agreement shall be subject to termination in the absolute discretion of the Representatives by notice given to the Company and each Selling Stockholder prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any of the

Company’s securities shall have been suspended by the Commission or the New York Stock Exchange; (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or Market; (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in clearance or settlement systems shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the good faith judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Disclosure Package and the Prospectus.

11. No Advisory or Fiduciary Responsibility.

The Company and each Selling Stockholder acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, any Selling Stockholder or their respective Affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of the Selling Stockholders on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the several Underwriters, or any of them, with respect to the subject matter hereof.

12. Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company, of the Selling Stockholders, of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or the Selling

Stockholders or any of their respective officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8, 11, 12, 13, 14 and 15 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder shall be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal, (iii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk and (iv) Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York, 10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6144); or, if sent to the Company, will be mailed, delivered or telefaxed to Donnelley Financial Solutions, Inc., 35 West Wacker Drive, Chicago, Illinois 60601, Attention: General Counsel (fax no.: (312) 326-8594) and confirmed to it at Donnelley Financial Solutions, Inc., 35 West Wacker Drive, Chicago, Illinois 60601, Attention: Secretary (fax no.: (312) 326-8594), with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: Robert W. Downes (fax no.: (212) 291-9043); or, if sent to (i) Citigroup Global Markets Inc. as a Selling Stockholder, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: Liability Management, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, as a Selling Stockholder, at 214 North Tryon Street, 14th Floor, Charlotte, NC 28255, Attention: Debt Advisory, (iii) J.P. Morgan Securities LLC, as a Selling Stockholder, 383 Madison Avenue, New York, New York 10179; Attention: Liability Management Group and (iv) Wells Fargo Securities, LLC, as a Selling Stockholder, 3550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Liability Management Group.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, no other person will have any right or obligation hereunder.

15. Applicable Law; WAIVER OF JURY TRIAL. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, will be governed by and construed in accordance with the laws of the State of New York. The parties hereto hereby submit to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

17. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

18. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. Amendments. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Effective Date” shall mean each date and time that the Registration Statement became or becomes effective.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) under the Act after the Applicable Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Act and deemed part of such registration statement pursuant to Rule 430A under the Act, as amended at the Applicable Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company, the several Selling Stockholders and several Underwriters.

Very truly yours,

DONNELLEY FINANCIAL SOLUTIONS, INC.

By:
Name:
Title:

[DFS – Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

CITIGROUP GLOBAL MARKETS INC. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED J.P. MORGAN SECURITIES LLC WELLS FARGO SECURITIES, LLC

Acting as Representatives of the several Underwriters named in the attached Schedule I:

By: CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

By: J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

By: WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

[DFS – Signature Page to Underwriting Agreement]

CITIGROUP GLOBAL MARKETS INC., as a Selling Stockholder

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as a Selling Stockholder

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC, as a Selling Stockholder

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC, as a Selling Stockholder

By:
Name:
Title:

[DFS – Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	[	]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[	]
J.P. Morgan Securities LLC	[	]
Wells Fargo Securities, LLC	[	]

TOTAL	[	]

SCHEDULE II

Selling Stockholder	Number of Underwritten Shares:
Citigroup Global Markets Inc.	[	]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[	]
J.P. Morgan Securities LLC	[	]
Wells Fargo Securities, LLC	[	]
Total	[	]

Exhibit C

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE IV

Directors, Officers and Stockholders Subject to Lock-up

Richard L. Crandall

Luis A. Aguilar

Nanci E. Caldwell

Charles D. Drucker

Gary G. Greenfield

Lois M. Martin

Oliver R. Sockwell

Daniel N. Leib

Thomas F. Juhase

David A. Gardella

Jennifer B. Reiners

Kami S. Turner

SCHEDULE V

Significant Subsidiaries

1.	DFS International Holdings, Inc.

2.	Donnelley Financial, LLC

3.	Donnelley Financial Solutions Group UK Limited

4.	Donnelley Financial Solutions Holdings UK Limited

Exhibit A

[Form of Lock-up Agreement]

[Letterhead of officer, director or major shareholder of

Donnelley Financial Solutions, Inc.]

Donnelley Financial Solutions, Inc.

Public Offering of Common Stock

[    ], 2017

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among Donnelley Financial Solutions, Inc., a Delaware corporation (the “Company”), Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (in such capacity, the “Representatives”), as representatives of a group of Underwriters named therein, and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as selling stockholders (in such capacity, the “Selling Stockholders”), relating to a proposed underwritten public offering of Common Stock, $0.01 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce the Representatives and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not for a period of 90 days, without the prior written consent of the Representatives, offer, sell, pledge or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or announce the offering or other sale or disposition of, any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock (i) as a bona fide gift or gifts where each recipient of a gift agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this Agreement, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, (iii) pursuant to the exercise or conversion of securities of the Company or any subsidiary of the Company, including, without limitation, options, warrants, notes or preferred stock, in each case granted prior to the date hereof or pursuant to the Company’s equity plans in existence on the date hereof and disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, provided that (x) the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement and (y) any filing made under Section 16(a) of the Exchange Act with respect to such exercise during such 90 day period shall specify that such filing relates only to the exercise of options to purchase shares of Common Stock, (iv) to or from any grantor retained annuity trust established by the undersigned or to or from continuing trusts for the undersigned’s immediate family members, provided that the trustee of any trust agrees in writing to be bound by the restrictions set forth herein, (v) to the Company by participants in the Company’s incentive plans to reimburse or pay federal income tax and withholding obligations in connection with vesting of restricted stock or RSU grants or the exercise of stock options or warrants, provided that any filing made under Section 16(a) of the Exchange Act with respect to such transfer shall specify that such transfer was made on a “cashless” or “net exercise” basis or to cover such tax withholding obligations of the undersigned, (vi) in any merger, consolidation, combination or sale of all or substantially all the assets of the Company where all the shareholders will receive equal consideration for their interests and in or in connection with any tender offer or other offer to purchase at least 90% of the Common Stock of the Company, provided that in the event that the tender offer, merger, consolidation or combination is not completed, the Common Stock owned by each of the undersigned shall remain subject to the restrictions contained in this Agreement, (vii) with respect to sales of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock acquired after the Offering in the open market, provided that if any filing is required under Section 16(a) of the Exchange Act with respect to such transfer, the undersigned gives the Representatives written 48-hours’ notice of the intent to make such a filing and any such filing shall specify that such transfer was made only of securities acquired after the Offering in the open market, or (viii) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement (this “Agreement”), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the foregoing, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to purchase securities on the open market.

This Agreement shall automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the Offering, (ii) the Company files an application with the Commission to withdraw the registration statement related to the Offering, (iii) the Underwriting Agreement is executed but is terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, or (iv)                  , 2017, in the event that the Underwriting Agreement has not been executed by such date.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]